UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements for Certain Officers

Following an annual review of the Company’s executive compensation program and policies, on February 18, 2014, the Company’s Organization & Compensation Committee authorized the Company to enter into amendments to the change of control agreements between the Company and various executive officers. In each case, the amendment will be effective as of January 1, 2014, and provides that in the event that the executive officer’s employment is terminated by the Company without Cause or by the executive for Good Reason within twenty-four months following a Change in Control (as each term is defined in the CIC Agreements), or by the Company without Cause under certain circumstances prior to a Change in Control, the payment owed to the executive officer in the event of a change of control would be limited in all circumstances to a multiple of annual base salary and target incentive compensation. In addition, on February 18, 2014, the Committee adopted a new form of change of control agreement to be used for executive officers from and after February 18, 2014. The form of amendment to existing change of control agreements and the new form of change of control agreement are listed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Form of Amendment to Change of Control Agreement between Humana Inc. and various executive officers

10.2	Form of Change of Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Steven E. McCulley Steven E. McCulley Interim Chief Financial Officer (Principal Financial Officer and Principle Accounting Officer)

Dated: February 24, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Amendment to Change of Control Agreement between Humana Inc. and various executive officers

10.2	Form of Change of Control Agreement